Exhibit 10.33
FUNDING AGREEMENT
     This Funding Agreement (“Agreement”) is made as of December 18, 2006 (the “Effective Date”) by and between The Stanley Medical Research Institute, a 501(c)(3) corporation organized under the laws of Connecticut and having a place of business at 8401 Connecticut Avenue, Suite 200 Chevy Chase, MD 20815 (“SMRI”), and Omeros Corporation, a corporation organized under the laws of Washington State and having its principal place of business at 1420 Fifth Avenue, Suite 2600 Seattle, WA 98101 (“Omeros”) (together with SMRI, the “Parties” and each, a “Party”).
     WHEREAS, Omeros has a program for the development of a PDE10 inhibitor as a therapeutic candidate for the treatment of schizophrenia and/or other neuropsychiatric disorders; and
     WHEREAS, SMRI desires to fund, with a combination of grant and equity financing, certain development work with respect to Omeros’ PDE10 program on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties agree as follows:
1 Certain Definitions.
1.1	Defined Terms. Following is a list of the defined terms used in this Agreement and, where applicable, the section references where they are defined.
     “Administrative Expenses” shall have the meaning set forth on Exhibit A.
     “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of the definition, the word “control” (including, with correlative meaning, the terms

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“controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
     “Combination Product” means any product containing both (i) the Product, and (ii) one or more other therapeutically active ingredients.
     “Commercialization Expenses” shall have the meaning set forth on Exhibit A.
     “Commercially Reasonable Efforts” shall mean the application of a material level of effort, expertise and resources that is generally consistent with industry standards for companies of Omeros’ size, capitalization and development stage to, as appropriate, research, develop and commercialize a Product where such research, development and commercialization are technically feasible, devoting the same degree of attention and diligence to such efforts that is substantially and materially consistent with industry standards for companies of Omeros’ size, capitalization and development stage and for products at a comparable stage of development, with the objective of launching Products in one or more countries as soon as commercially practicable.
     “Commercial Sale” means sale of the Product by Omeros, its Affiliates or licensees, following Regulatory Approval. Sales for test marketing, sampling, promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a Commercial Sale.
     “Confidentiality Agreement” shall have the meaning set forth in Section 3.2.
     “Cost of Goods Sold”. shall have the meaning set forth on Exhibit A.

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     “Currency Adjustments” shall have the meaning set forth on Exhibit A.
     “Direct Investment” means all internal and external expenses directly attributable to the Program, including, without limitation, all related research and development costs (including, without limitation, clinical, regulatory and Patents costs), program acquisition costs, FTE costs, dedicated equipment and laboratory supplies, and laboratory space.
     “Early Royalties” shall have the meaning set forth in Section 2.6.
     “FDA” means the United States Food and Drug Administration, or any successor entity.
     “First Commercial Sale” means the first Commercial Sale to a third party.
     “FTE” shall mean the equivalent of a full-time employee’s working days over a twelve (12) month period (including normal vacations, sick days and holidays). The portion of an FTE devoted by an employee to a Program over a year shall be determined by dividing the number of full days during any twelve (12)-month period devoted by such employee to the program by the total number of working days during the twelve (12)-month period.
     “Grant Funds” shall mean grant funds paid to Omeros under the Agreement by SMRI.
     “Intellectual Property Rights” means all of the following, whether U.S. or non-U.S.: (a) Patents; (b) trademarks, service marks, trade dress, logos, tradenames, service names, domain names, Internet websites and corporate names and registrations and applications for registration thereof; (c) copyrights, copyrightable works, and registrations and applications for registration thereof, including copyrights relating to computer programs; (d) mask works and registrations and applications for registration thereof; (e) trade secrets; (f) computer programs; (g) biological

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materials, bioassays, cell lines, clones, molecules, protocols, reagents, experiments, lab results, tests and all other tangible or intangible proprietary information; and (h) other proprietary rights whether or not relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).
     “Interruption” shall occur if at any time before the First Commercial Sale of a Product, Omeros, its Affiliates, licensees, sublicensees, transferees and/or successors, all cease to conduct, or to cause to have conducted Commercially Reasonable Efforts with respect to the research, development and/or commercialization of a Product, including without limitation regulatory, patent and business partnering activities concerning a Product, for a period of [†] consecutive days; provided, however, that any cessation of such activities due to a regulatory process, availability of compounds, materials or necessary processes, the procurement of Intellectual Property Rights, any dispute or legal proceeding concerning third party Intellectual Property Rights that are necessary to the research, development and/or commercialization of a Product, or any other material factor not reasonably within Omeros’, its Affiliates’, licensees’, transferees’ and/or successors’ control (e.g., strikes, terrorism, natural disasters, war), that renders the research, development and/or commercialization impracticable shall be excused and shall not constitute an Interruption.
     “Interruption License” shall have the meaning set forth in Section 3.1.4.
     “IPO” shall have the meaning set forth in Section 2.3.1.
     “JPAC” shall have the meaning set forth in Section 3.7.1.
     “JPAC Reports” shall have the meaning set forth in Section 3.7.1.

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     “Milestone” shall have the meaning set forth in Section 2.2.2.
     “Net Income” shall have the meaning set forth on Exhibit A.
     “Net Program Conveyance Proceeds” shall have the meaning set forth in Section 2.6.
     “Net Sales” shall have the meaning set forth in on Exhibit A.
     “Omeros Designee” shall have the meaning set forth in Section 3.7.1.
     “Patents” means inventions, patents, patent applications (including provisional applications), patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, registrations, applications for registrations and any term extension or other governmental action which provides rights beyond the original expiration date of any of the foregoing.
     “PDE10” means phosphodiesterase 10.
     “Phase 2 Clinical Trial” means a human clinical trial evaluating the efficacy and safety of the Product in any country that would satisfy the requirements of 21 CFR §312.21(b).
     “Phase 3 Clinical Trial” means a human clinical trial evaluating the efficacy and safety of the Product in any country that would satisfy the requirements of 21 CFR §312.21(c).
     “Product” means any therapeutic product developed under this Agreement that inhibits or modulates PDE10.
     “Program” means research and development activities, including without limitation clinical and regulatory activities, relating to PDE10 and the development of the Product.

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     “Program IP” shall have the meaning set forth in Section 3.1.1.
     “Program Conveyance” shall have the meaning set forth in Section 2.6.
     “Regulatory Approval” means an approval, if any, by the health regulatory authority in a given country or jurisdiction, required for the sale/marketing and, if necessary, pricing of the Product for use in humans for a given indication.
     “Royalties” shall have the meaning set forth in Section 2.5.
     “SEC” means the United States Securities and Exchange Commission, or any successor entity.
     “Series E Shares” shall have the meaning set forth in Section 2.2.1(b).
     “SMRI Designee” shall have the meaning set forth in Section 3.7.1.
     “SMRI Royalty Share” shall have the meaning set forth in Section 2.5.
     “SPA” shall have the meaning set forth in Section 2.2.1(b).
     “Third Party Expenses” shall have the meaning set forth in Section 5.9.
     “Third Party Royalties” shall have the meaning set forth on Exhibit A.
2 The Funding.
2.1 The Funds. SMRI shall provide Omeros with up to nine million dollars ($9,000,000) of combined equity and grant funding set forth below.

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2.2 Disbursement of Funds to Omeros.
2.2.1 Upfront Payment. Upon execution of this Agreement, SMRI shall:
     (a) make a cash payment of $1.3M to Omeros as Grant Funds; and
     (b) purchase $1.3M of Omeros Series E preferred stock (the “Series E Shares”) at a purchase price per share of $5.00, pursuant to the Series E Preferred Stock Purchase Agreement dated March 16, 2004 as attached hereto as Exhibit B including the most recent Addendum thereto substantially in the form included in Exhibit B (collectively the “SPA”). Upon the purchase of such Series E Shares, SMRI shall also execute and become a party to that certain Amended and Restated Investors’ Rights Agreement, attached hereto as Exhibit C, by and among Omeros and certain investors named therein.
2.2.2 Milestones. In addition to the Upfront Payment set forth above, SMRI may at its option make the following additional payments: (i) further equity investments in Omeros in accordance with Section 2.3 below; and (ii) further grant funding upon achievement of the following milestones (the “Milestones”).

Stage	Payment Milestone	Equity	Grant Funding
Preclinical Development	Upon achievement of a Product candidate that meets the following preclinical criteria:	Up to $1.2MM	Up to $1.9MM
[†]
Phase 1 Clinical Program	Upon filing of Investigational New Drug Application with the FDA	Up to $0.6MM	Up to $2.7MM
Totals (including Upfront Equity and Grant Payments)		Up to $3.1MM	Up to $5.9MM

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2.2.3 Achievement of Milestones. Upon achievement of a Milestone, Omeros shall notify SMRI as set forth in Section 3.7.2 below. SMRI and Omeros shall meet promptly, in person or by teleconference, in order to determine whether SMRI will make and Omeros will accept a further equity investment plus associated grant funding with respect to such Milestone up to the amounts set forth in Section 2.2.2 as may be mutually agreed. SMRI shall make any agreed upon further payments of further equity investment plus associated grant funding to Omeros within thirty (30) days of determination of the JPAC that a Milestone has been satisfied and achieved. It is the intent of the Parties that the total equity investment(s) made by SMRI under this Agreement equal 34-35% of the total funding (including equity investments plus Grant Funds) provided by SMRI to Omeros under this Agreement.
2.3 Equity for Milestone Payments.
2.3.1 Terms of Investment. The equity purchased by SMRI for the Milestones shall be either (i) Series E Shares in accordance with the SPA, if purchased prior to Omeros’ initial public offering (“IPO”) or (ii) unregistered common stock of Omeros, registrable within 90 days of issuance and priced at the average closing ask price for Omeros’ common stock for the five trading days preceding the closing of the equity investment, less a discount of 0 to 10%, such discount to be mutually agreed by Omeros and SMRI, if purchased after the IPO. Omeros shall provide SMRI written notice in the event that it files a Form S-1 with the United States Securities and Exchange Commission (the “SEC”) within ten (10) days following such filing.
2.3.2 Option to Purchase Equity Early. During a thirty (30)-day period following receipt by SMRI of notification of Omeros’ filing of Form S-1 with the SEC, SMRI shall have the right to purchase Series E Shares at a purchase price of five dollars ($5.00) per share, provided, such equity

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investment is made concurrent with payment by SMRI to Omeros of the corresponding grant funding.
2.4 Additional Funding. SMRI may optionally purchase additional equity in Omeros and/or provide Omeros with additional grant funding, subject to the mutual agreement of the Parties. Such additional investment may be in an amount equal to as much as [†] of the total costs associated with the Phase 2 Clinical Trials and Phase 3 Clinical Trials for the Product candidate. The parties agree to negotiate in good faith concerning such additional funding; provided, however, SMRI shall not be obligated to make such additional equity investment or pay such additional grant funding, and Omeros shall not be obligated to sell such additional equity or accept such additional grant funding.
2.5 SMRI Royalty. In consideration of SMRI’s payment of the Grant Funds and its agreement to license Program IP to Omeros, except as provided in Section 2.6, beginning the first calendar year after the First Commercial Sale occurs, Omeros shall pay SMRI royalties (“Royalties”) equal to [†] of Omeros’ Net Income in any given year (the “SMRI Royalty Share”) subject to maximum payment amounts as follows:

Royalty Equal to the
following multiple of
Royalties	Grant Funds
1. For any portion of Grant Funds paid within [†] of date of receipt by Omeros of such portion of the Grant Funds	[†]

2. For any portion of the Grant Funds remaining after payments in subparagraph 1 above that are repaid within [†] of date of receipt by Omeros of such portion of the Grant Funds	[†]

3. For any portion of the Grant Funds remaining after payment in subparagraph 2 above that are repaid within [†] of the date of receipt by Omeros of such portion of the Grant Funds	[†]

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     Omeros shall pay the SMRI Royalty Share within sixty (60) days of the end of each calendar quarter. Omeros may prepay the royalty set forth in the table above, at any time, without penalty or premium, at its option. If there are no Commercial Sales of the Product, or if Omeros terminates the Program for any reason, Omeros shall have no obligation to pay Royalties thereafter.
     SMRI shall have the right to audit Omeros’ financial statements to the extent directly relevant to the computation of Omeros’ Net Income and the SMRI Royalty, at reasonable times following advance request and no more frequently that once per year. SMRI shall bear the fees and expenses in connection with any such audit, except that if an error in Omeros’ Net Income of more than five percent (5%) is discovered from any such audit, then Omeros shall bear the reasonable costs of such audit.
2.6 Assignment and Sublicensing. In the event that Omeros conveys to a third party all or substantially all of its rights to and title in the Program, by assignment, sale, exclusive license/sublicense or other conveyance, including all rights related to the Product and the Program IP (a “Program Conveyance”) without reservation of any commercialization right, separate from and independently of the assignment, sale, exclusive license/sublicense or other conveyance of any other of Omeros’ programs or assets, for a net amount after deducting (a) all of Omeros’ costs associated with such sale and (b) Omeros’ Direct Investment (“Net Program Conveyance Proceeds”), that exceeds Omeros’ Direct Investment, Omeros shall make early payment of the SMRI Royalty up to a maximum amount equal to [†] of the total of the Net Program Conveyance Proceeds (the “Early Royalties”). The Early Royalties shall not exceed the total of the Grant Funds multiplied by the applicable multiple set forth in Section 2.5. The obligation to pay royalties remaining after any Early Royalty payment in accordance with the preceding sentence of this Section 2.6 shall be

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assumed by any third party assignee or other successor of title to the Program as provided in Sections 5.2 and 5.3, and shall be retained by Omeros in the case of any license/sublicense of the Program.
3 Intellectual Property; Confidentiality; Indemnification; Covenants.
3.1 Intellectual Property.
3.1.1 Ownership. All Intellectual Property Rights created, conceived or reduced to practice in connection with the Program and during the course of this Agreement by Omeros and/or by SMRI (the “Program IP”), as well as all of Omeros’ pre-existing Intellectual Property Rights related to PDE10, shall be owned by Omeros. SMRI shall, and hereby does, grant an exclusive license to Omeros to any and all of SMRI’s other right, title and interest in and related to any Program IP (and shall require and cause SMRI’s employees and contractors to assign all of their rights, title and interest in and to any Program IP to SMRI. Further, SMRI shall execute and deliver (and shall require and cause its employees and contractors to execute and deliver), upon the request of Omeros, any assignments, powers of attorney, declarations or other instruments, and take any actions, as may be necessary or desirable to confirm Omeros’ ownership of the Program IP and to assist Omeros in applying for, prosecuting, maintaining and enforcing the Program IP including any Patent included therein.
3.1.2 No Rights in Omeros’ Intellectual Property. Except as provided in Section 3.1.4, there shall be no license, express or implied, granted to SMRI in connection with this Agreement to any of Omeros’ Intellectual Property, including without limitation, the Program IP.

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3.1.3 Abandonment. Notwithstanding any contrary provision contained herein, prior to Omeros (or any Affiliate, licensee, sublicensee, transferee or successor of Omeros) abandoning any Patent or patent application related to the Program IP (including abandonment for failure to pay any required fees), Omeros shall promptly notify SMRI, or cause SMRI to be notified, of such pending abandonment, whereupon SMRI shall have the right and opportunity to assume title to the applicable Patent and/or patent application and to maintain the issued patent or continue the prosecution of the patent application at SMRI’s own expense. Omeros hereby agrees to exercise its good faith efforts to obtain such consents, on SMRI’s behalf, as may be necessary, advisable and/or appropriate for SMRI to exercise its rights under this Section 3.1.3. Thereafter, prior to SMRI (or any Affiliate, licensee, sublicensee, transferee or successor of SMRI) abandoning any such assumed Patent or patent application related to the Program and any Product, Omeros shall have the right and opportunity to reassume title to such assumed Patent or patent application under the same conditions as provided for SMRI above in this subsection 3.1.3.
3.1.4 Interruption License. Effective as of the Effective Date, Omeros hereby grants to SMRI with respect to the Program the following option to take a license (the “Interruption License”), which shall become exercisable by SMRI in the event of an Interruption:
     (a) An exclusive (even as to Omeros except for research purposes) worldwide license, with the right to sublicense, under the Program IP to develop, manufacture, have manufactured, use, sell, offer to sell and import Products, together with a nonexclusive worldwide license, with the right to sublicense, to any other Intellectual Property Right in the Program solely to the extent necessary for SMRI to develop, manufacture, have manufactured, use, sell, offer to sell and import Products.

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     (b) In the event that Omeros transfers all or substantially all of its rights and obligations to develop and commercialize a Product to a third party by virtue of a Program Conveyance, Omeros shall use reasonable good faith efforts to obtain reversion rights from the third party. The time required for such rights to revert to Omeros shall be excused and shall not constitute an Interruption. Upon reversion to Omeros of such rights in the Product, the Interruption License shall again become exercisable by SMRI in the event of an Interruption, in which case such reversion rights shall flow to the benefit of SMRI. Except for such reversion rights that Omeros might obtain from any third party, such third party shall not be subject to the obligations of the Interruption License.
     (c) The Interruption License shall be deemed to constitute intellectual property as defined in Section 365(n) of the U.S. Bankruptcy Code. Omeros agrees that SMRI, as a licensee of such rights, shall retain and may exercise all of its rights and elections under the U.S. Bankruptcy Code; provided, however, that nothing in this Agreement shall be deemed to constitute a present exercise of such rights and elections.
     (d) In connection with this Section 3.1.4, Omeros shall deliver to SMRI, within thirty (30) days of the occurrence of an Interruption, all materials and data generated in the performance of the Program, and all other materials and data that Omeros may own and/or control that are required by SMRI to use and practice and applicable technology.
     (e) In the event that the Interruption License becomes effective, in lieu of any other royalties pursuant to this Agreement (other than royalties or payments under Sections 2.5 and 2.6 previously paid by Omeros to SMRI in accordance with this Agreement), the Parties shall share equally any amount SMRI receives with respect to the Program or any Product (including amounts received in connection with sublicenses of the Interruption License), provided that, SMRI’s share

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shall increase and Omeros’ share shall decrease by [†] SMRI spends in addition to the Grant Funds and equity investment pursuant to this Agreement with respect to the research, development and/or commercialization of the Product after the effective date of the Interruption License, except that, in no event shall Omeros’ share decrease below [†]. Thus, for example, if SMRI’s expenditures after the effective date of the Interruption License are [†], SMRI’s share will increase to [†] and Omeros’ share will decrease to [†].
3.2 Confidentiality; Use of Names. The terms and existence of this Agreement, as well as any information disclosed to SMRI by Omeros in connection with this Agreement and the Program, including without limitation the Program reporting pursuant to Section 3.7, shall be considered “Confidential Information” and subject to, and governed by, the terms of that certain Confidentiality Agreement by and between SMRI and Omeros dated August 8, 2006 (the “Confidentiality Agreement”); provided, however, that each party shall be permitted to disclose the terms and existence of this Agreement to its respective employees, officers, directors, consultants and professional advisors, and Omeros shall be permitted to disclose the terms and existence of this Agreement to its current and prospective shareholders, investors and commercial partners. Except as permitted above in this Section 3.2 with respect to disclosure of the existence and terms of this Agreement, neither party shall use the other party’s name without the other party’s written consent, including without limitation for any promotional or marketing purposes.
3.3 Indemnification. Omeros agrees to indemnify, defend, and hold SMRI harmless from and against any liability, losses, damages, and expense (including reasonable attorney’s fees and costs) arising from any third party claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from: (a) injuries to persons or damages which occur on Omeros’

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premises, (b) the negligence or intentional misconduct of Omeros, except in each of (a) and (b), to the extent caused by the negligence or intentional misconduct of SMRI, and (c) the knowing infringement of any patent by Omeros. In the event of an Interruption and exercise by SMRI of its option to take an Interruption License under Section 3.1.4 herein, SMRI agrees to indemnify, defend, and hold Omeros harmless from and against any liability, losses, damages, and expense (including reasonable attorney’s fees and costs) arising from any third party claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from: (a) injuries to persons or damages which occur on SMRI’s premises, (b) the negligence or intentional misconduct of SMRI, except in each of (a) and (b), to the extent caused by the negligence or intentional misconduct of Omeros, and (c) the knowing infringement of any patent by SMRI.
3.4 Insurance. Omeros shall maintain at its own expense, with a reputable insurance carrier reasonably acceptable to SMRI, coverage for Omeros, its Affiliates, and their respective employees written on a per occurrence basis, commensurate with a reasonable assessment of the risks associated with the research efforts being conducted by Omeros, which insurance will name SMRI as an additional insured. Such insurance shall include without limitation errors and omissions insurance encompassing claims relating to the performance and lack of performance of Omeros’ obligations under this Agreement and comprehensive general liability insurance for claims relating to the performance and lack of performance of Omeros’ obligations under this Agreement and comprehensive general liability insurance for claims for damages arising from bodily injury (including death) and property damages arising out of acts or omissions of an Omeros Party which will be specifically endorsed to cover Omeros’ indemnification obligations under Section 3.3. Maintenance of such insurance coverage will not relieve Omeros of any responsibility under this Agreement for damages in excess of insurance limits or otherwise. On or prior to the Effective Date,

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Omeros shall provide SMRI with an insurance certificate from the insurer(s) evidencing each insurance coverage and the insurer’s agreement to notify SMRI at least sixty (60) days in advance of any cancellation or modification of such insurance coverage. At its request, SMRI may review Omeros’ insurance coverage with relevant Omeros officials from time to time.
3.5 DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY. THE PARTIES RECOGNIZE THAT RESEARCH AND DEVELOPMENT IS INHERENTLY UNCERTAIN AND NONE OF THE PARTIES HERETO MAKE ANY REPRESENTATIONS, WARRANTIES, OR GUARANTIES OF ANY KIND WITH RESPECT TO THE SUCCESS OF THE PROGRAM OR THE PRODUCT. EXCEPT WITH RESPECT TO BREACHES OF THE CONFIDENTIALITY AGREEMENT OR THE INTELLECTUAL PROPERTY PROVISIONS OF SECTION 3.1 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY HERETO, OR TO ANY THIRD PARTY, FOR ANY LIABILITY, DAMAGES, OR EXPENSE INCLUDING SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL DAMAGES OR OTHER ECONOMIC LOSS IN CONNECTION WITH THIS AGREEMENT.
3.6 Operation of the Program.
3.6.1 General. Subject to Section 3.6.2 below, Omeros shall (i) use Commercially Reasonable Efforts to achieve the milestones set forth herein and ultimately commercialize a Product, (ii) use the Grant Funds furnished by SMRI solely for the Program in Omeros’ sole discretion; provided that, it is Omeros’ intention to expend amounts on the Program that exceed the Grant Funds and amounts of SMRI’s equity investment under this Agreement.

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3.6.2 Personnel; Outsourcing. Omeros will maintain an in-house chemist to supervise, and consulting chemists to assist with, the Program, which chemists shall be reasonably acceptable to and approved by SMRI, such approval not to be unreasonably conditioned, withheld or delayed. SMRI agrees that [†], Omeros’ Senior Group Leader, Medicinal Chemistry, with support from consultants [†], are acceptable to SMRI for purposes of this Section 3.6.2. Further, SMRI shall have the right to approve contract research organizations and consultants selected for outsourced chemistry work, such approval not to be unreasonably conditioned, withheld or delayed.
3.7 Joint Program Advisory Committee; Program Reporting.
3.7.1 Composition and Purposes. During the term of the Research Program, a Joint Program Advisory Committee (“JPAC”) shall facilitate communication between the Parties, and make recommendations, with respect to the Program. The JPAC shall consist of four (4) members, two (2) of whom shall be designated by Omeros (the “Omeros Designees”), and two (2) of whom shall be designated by SMRI (the “SMRI Designees”). Each party (a) shall select a Program Coordinator from among its designees to the JPAC (who may be changed at any time or from time to time by such Party), and (b) may change any of its designees to the JPAC at any time or from time to time. The Program Coordinator of Omeros shall serve as the Chairperson of the JPAC. The initial Omeros Designees and the initial SMRI Designees shall be identified by the respective Parties within thirty (30) days of the execution of this Agreement.
     Without limiting the generality of the foregoing, the JPAC shall:

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     (a) consider, review, reevaluate and discuss the research plan, evaluate any proposed revisions to the research plan, and give its recommendations regarding any proposed amendments to the research plan;
     (ii) monitor the progress of the Program, and make recommendations to Omeros’ research team as needed on next steps to implement the Program;
     (iii) determine whether the Milestones have been satisfied and achieved; and
     (iv) provide periodic meeting reports on the status of the Program to SMRI (the “JPAC Reports”), which JPAC Reports shall not include the chemical structure of any Products or Product candidates in recognition of the serious harm to the Program and Omeros that could result from the disclosure of such structures.
3.7.2 Meetings. The JPAC shall meet no less frequently than once in each six (6) month period during the Research Program; provided, however, that the JPAC shall meet more frequently if requested by either Program Coordinator. The first meeting of the JPAC shall be held within ninety (90) days of the Effective Date. Meetings of the JPAC shall be held at such times and locations as may be mutually agreed upon by the Program Coordinators, which times and locations shall be communicated in writing (including, without limitation, by email) to the other members of the JPAC with reasonable advance notice of the meeting. Members of the JPAC may attend each meeting either in person or by means of telephone or other telecommunications device that allows all participants to hear and speak at such meeting simultaneously. At least ten (10) business days prior to each meeting, Omeros shall deliver (including by email) to SMRI a written report detailing the progress made on the Program since the last meeting of the JPAC. Within twenty (20) days after the

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date of each meeting, the Omeros Designees shall prepare and deliver (including by email) to the SMRI Designees written minutes of such meeting setting forth in detail all discussions and/or recommendations of the JPAC made at such meeting, which such minutes shall be subject to the prior approval of SMRI’s Program Coordinator, but which minutes shall not include the chemical structure of any Products or Product candidates.
3.7.3 Expenses. Each Party shall pay its own expenses (including travel and lodging expenses) incurred in connection with its participation on the JPAC.
3.7.4 Reporting. After the completion of the Program and until the First Commercial Sale, Omeros shall report in writing on an annual basis on the progress of the Program.
3.8 Board. At Omeros’ request and discretion, [†], will join Omeros’ Board of Directors. It is understood that, if [†] joins Omeros’ Board, he would attend some Board Meetings by videoconference or teleconference. Omeros would provide [†] with Directors’ and Officers’ liability coverage and an indemnification agreement (attached hereto as Exhibit D) consistent with coverage and indemnification provided to other members of Omeros’ Board. Such coverage and/or indemnification agreement may be amended in connection with Omeros’ IPO. In keeping with legal requirements for Washington corporations, [†] will be subject to the normal fiduciary and confidentiality obligations of a board member. It is anticipated that Omeros will keep SMRI informed of the progress of the Program through the JPAC Reports.
4 Term and Termination.

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4.1 Term. The term of this Agreement shall commence on the Effective Date and shall extend, unless sooner terminated in accordance with the provisions of this Section 4, until the date that Omeros has fulfilled its Grant Funds repayment obligations, if any, pursuant to this Agreement.
4.2 Mutual Agreement. The Parties may terminate this Agreement at any time by written agreement of Omeros and SMRI.
4.3 Termination for Breach.
4.3.1 In the event that Omeros shall be in material breach or default of a material obligation under this Agreement or the Confidentiality Agreement and shall fail to remedy such breach or default within sixty (60) days after receipt of written notice thereof given by SMRI, SMRI shall be entitled to terminate this Agreement upon written notice to Omeros at any time after such sixty (60) day period.
4.3.2 In the event that SMRI shall be in material breach or default of a material obligation under this Agreement or the Confidentiality Agreement and shall fail to remedy such breach or default within sixty (60) days after receipt of written notice thereof given by Omeros, Omeros shall be entitled to terminate this Agreement upon written notice to SMRI at any time after such sixty (60) day period.
4.4 Survival. Termination of this Agreement for any reason shall not release a Party from any liability which at the time of such termination has already accrued to the other Party, including Omeros’ remaining obligations, if any, to complete repayment of the Grant Funds pursuant to this Agreement. The terms of Sections 2.5, 2.6, 3.1, 3.2, 3.4, Section 5 and this Section 4.4 shall survive any termination or expiration of this Agreement, except that the terms of Subsection 3.1.4

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(Interruption License) shall not survive the termination of this Agreement under Section 4.3.2 of this Agreement due to SMRI’s material breach or default. Except as otherwise provided in this Section 4.4, all rights and obligations of the Parties under this Agreement shall terminate upon the expiration or termination of this Agreement.
5 Miscellaneous.
5.1 Notice. Any notice or other communication required by this Agreement shall be made in writing and given by prepaid, first class, certified mail, return receipt requested, and shall be deemed to have been served on the date received by the addressee at the following address or such other address as may from time to time be designated by the recipient Party in writing:
If to SMRI:
The Stanley Medical Research Institute
8401 Connecticut Avenue, Suite 200
Chevy Chase, MD 20815
Attn: Executive Director
With copies to:
Bingham McCutchen
3000 K Street, N.W., Suite 300
Washington, DC 20007
Attn: Kenneth I. Schaner, Esq.
If to Omeros:
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101
Attn: Chief Executive Officer

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With copies to:
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101
Attn: General Counsel
5.2 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that Omeros may assign this Agreement, without such prior written consent, to a third party that succeeds to all or substantially all of Omeros’ business and assets relating to this Agreement whether by sale, merger, acquisition, change of control, operation of law or otherwise; provided that any such permitted assignee or transferee shall be bound by the terms and conditions of this Agreement except as provided in Subsection 3.1.4(b) above.
5.3 License. Omeros may, at its sole discretion, license any or all of the rights in the Product and/or the Program to any third party. Should Omeros choose to enter into such a licensing arrangement, the Parties shall remain bound to the terms and conditions of this Agreement.
5.4 Disclosure. In the event that Omeros terminates the Program due to lack of commercial viability of the Product, Omeros shall, subject to applicable legal and regulatory requirements, disclose such termination to its shareholders.
5.5 Entire Agreement. This Agreement together with the Confidentiality Agreement set forth the entire agreement between the Parties with respect to the subject matter herein and replace and supersede all prior discussions and agreements between them with respect to such subject matter hereof. This Agreement and the Confidentiality Agreement may not be changed or modified except by written agreement of the Parties.

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5.6 Relationship of the Parties. Nothing in this Agreement shall be construed to create a partnership or joint venture between the Parties, nor shall any Party’s employees or agents be considered the employees or agents of any other. Neither Party shall have any express or implied right or authority to assume or create any obligation on behalf of, or in the name of, the other Party or to bind the other Party to any contract, agreement or other obligation with any third party.
5.7 Governing Law. This Agreement and performance by the parties hereunder shall be construed in accordance with the laws of the State of Washington, U.S.A., without regard to provisions on the conflicts of laws.
5.8 Publicity. Omeros shall have the sole right to issue a press release announcing the transactions contemplated by this Agreement, subject to SMRI’s prior approval of the text of such press release, which shall not be unreasonably conditioned, withheld or delayed.
5.9 Expenses. All fees and expenses incurred in connection with this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, [†]. No broker fees shall be paid in connection with any funding provided to Omeros by SMRI.
5.10 Headings; Signatures. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement. Any reference to “third party” in this Agreement shall mean any person or entity which is not a Party, including, without limitation, any affiliate of any Party. This Agreement may be executed in

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counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
5.11 Waiver. No waiver by a Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by a Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
5.12 Validity of Agreement. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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     IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

THE STANLEY MEDICAL		OMEROS CORPORATION
RESEARCH INSTITUTE

By:	/s/ Michael B. Knable	By:	/s/ Gregory A. Demopulos

Name:	Michael B. Knable, DO	Name:	Gregory A. Demopulos, M.D.

Title:	Executive Director	Title:	Chairman & CEO

Date:	12/18/06	Date:	12/15/06

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Signature Page to Funding Agreement

Exhibit Index

Exhibit	Description

Exhibit A	Certain Defined Terms

Exhibit B	Form of Stock Purchase Agreement

Exhibit C	Form of Investors’ Rights Agreement

Exhibit D	Form of Indemnification Agreement

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Exhibit Index to Funding Agreement

EXHIBIT A
DEFINED TERMS RELATING TO NET INCOME AND COMMERCIALIZATION EXPENSES
“Net Income” means income resulting from the Commercial Sale of the Product by Omeros, or its Affiliate or sublicensee, and shall be equal to Net Sales minus Commercialization Expenses minus an assumed income tax rate of thirty percent (30%) after taking into account the deduction accorded Omeros for purposes of calculating taxable income for royalties payable to SMRI pursuant to this Agreement.
“Net Sales” means the amount invoiced or otherwise billed by Omeros or its Affiliates or its licensees for sales of the Product to a third party purchaser, less the following to the extent included in such billing or otherwise actually allowed or incurred with respect to such sales:
     (a) trade and quantity discounts other than early pay cash discounts and which effectively reduce the selling price and are appropriately deducted from sales under appropriate accounting principles, consistently applied;
     (b) returns, rebates, chargebacks and other allowances;
     (c) retroactive price reductions that are actually allowed or granted;
     (d) sales commissions paid to third party distributors and/or selling agents, in amounts customary to the trade;
     (e) a fixed amount equal to [†] of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges; and
     (f) the standard inventory cost of devices or delivery systems used for dispensing or administering the Product (such as syringes and inhalation devices, but excluding packaging).
     With respect to sales of Combination Products, Net Sales in any country shall be calculated on the basis of the gross invoice price of the Product sold in that country in the absence of the one or more additional therapeutically active ingredients contained in the Combination Products. In the event that the Product is sold in a country only as a Combination Product, Net Sales shall be calculated on the basis of the gross invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the average gross invoice price (converted to United States Dollars) of the Product in any country(ies) in which the Product is sold in the absence of the one or more additional therapeutically active ingredients contained in the Combination Product and the denominator of which shall be the average gross invoice price (converted to United States Dollars) of the Combination Product in those same countries. In the event that the Product is sold only as the Combination Product in a country and only as the Product alone in any and all other countries in which the Product is sold, the Net Sales for the Combination Product shall be calculated based on the average gross invoice price (converted to United States Dollars) of the Product sold in such other

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country(ies). The deductions set forth in paragraphs (a) through (f) above will be applied in calculating Net Sales for a Combination Product. In the event that the Product is not sold anywhere in the world as the Product alone and is sold only as a Combination Product, Omeros shall reasonably determine the value of the Product relative to the other therapeutically active ingredients contained in the Combination Product.
“Commercialization Expenses” means Cost of Goods Sold, plus Marketing Expenses plus Administrative Expenses, plus Third Party Royalties plus Currency Adjustments.
“Cost of Goods Sold” If the Product is manufactured by one or more third parties, The Cost of Goods Sold shall equal the actual costs incurred and payable to such third part(ies) by Omeros for such manufacture (including importation, transportation, handling and logistic charges for delivery to Omeros to the extent incurred by Omeros and any applicable royalties, other than Third Party Royalties, payable by Omeros). Cost of Goods Sold shall also include any inventory-related costs incurred prior to First Commercial Sale to ensure supply of the Product for First Commercial Sale. If the Product is manufactured by Omeros, then the “Cost of Goods Sold” shall mean Omeros’ actual fully burdened cost for manufacturing the Product, determined in accordance with generally accepted accounting principles, consistently applied.
“Marketing Expenses” means all direct selling, promotional and medical expenses (including costs of post-approval clinical studies of the Product) incurred with respect to detailing, distribution and sampling and marketing of the Product.
“Administrative Expenses” means indirect expenses incurred in supporting the commercialization of the Product following commercial launch of the Product.
“Third Party Royalties” means any royalty or other fee payments to any third party paid directly on the manufacture, importation, use, offer for sale or sale of the Product in order to avoid infringement of any third party right with respect to the manufacture, importation, use, offer for sale or sale of the Product.
“Currency Adjustments” means quarterly adjustments to actual amounts received by Omeros for that portion of Net Sales of the Product received in currencies other than United States Dollars.

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EXHIBIT B
OMEROS CORPORATION
TWELFTH ADDENDUM TO SERIES E PREFERRED STOCK
PURCHASE AGREEMENT
     This Twelfth Addendum to Series E Preferred Stock Purchase Agreement (this “Addendum”) is made as of the                      day of                      by and among Omeros Corporation, a Washington corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Additional Purchasers”).
RECITALS
     On March 16, 2004, the Company entered into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain investors set forth on Exhibit A attached thereto. The Purchase Agreement provides in Section 1.2(c) thereof that additional investors may, under conditions set forth therein, become parties to the Purchase Agreement at any time on or before April 13, 2004 (unless extended by the Company’s Board of Directors). Pursuant to Section 1.2(c) of the Agreement, the Board of Directors has authorized the Additional Purchasers to become parties to the Purchase Agreement as of the date of this Addendum.
AGREEMENT
     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:
     1. Authorization and Sale of Preferred Stock.
          1.1 Authorization of Preferred Stock. The Company will, prior to the Closing (as defined in Section 2.1 below), authorize the issuance pursuant to this Addendum of up to                      shares of its Series E Preferred Stock (the “Additional Shares”). The rights, preferences, privileges and restrictions of the Series E Preferred Stock are as set forth in the Company’s Amended and Restated Articles of Incorporation attached as Exhibit B to the Purchase Agreement, as amended by the Articles of Amendment attached as Attachment 1 to this Addendum (the “Restated Articles”).
          1.2 Sale of Preferred Stock. Subject to the terms and conditions hereof, at the Closing the Company will issue and sell to each Additional Purchaser, and each Additional Purchaser severally agrees to purchase from the Company, that number of Additional Shares specified opposite such Additional Purchaser’s name on Exhibit A hereto, at a cash purchase price of $5.00 per share. Each of the Additional Purchasers, by their signatures to the Agreements (as defined in the Purchase Agreement), shall (i) become parties to the Agreements, (ii) be considered a “Purchaser” or “Investor,” as the case may be, for all purposes under the Agreements and (iii) have all the rights and obligations of a Purchaser or Investor, as the case may be, hereunder and

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thereunder. The Additional Shares acquired by the Additional Purchasers hereunder shall be considered “Stock” for all purposes under the Purchase Agreement, as amended.
     2. Closing; Delivery.
          2.1 Closing. The closing of the purchase and sale of the Additional Shares hereunder (the “Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 701 fifth Avenue, Suite 5100, Seattle, Washington, at 10:00 a.m., on                     , or at such other time and place as the Company and the Additional Purchasers may agree.
          2.2 Delivery. At the Closing, the Company will deliver to each Additional Purchaser a certificate representing the number of Additional Shares set forth opposite such Additional Purchaser’s name on Exhibit A, against payment of the purchase price therefor by each Additional Purchaser by check payable to the Company or by wire transfer to the Company’s bank account.
     3. Disclosure; Capitalization.
          3.1 Disclosure. Each Additional Purchaser hereby acknowledges receipt of the Purchase Agreement and the exhibits thereto. The Company affirms to each Additional Purchaser that:
               (i) The representations and warranties of the Company set forth in Section 2 of the Purchase Agreement were true and accurate when made;
               (ii) Those representations and warranties, which are incorporated herein by this reference and made a part hereof, remain true and accurate in all material respects as of the date hereof, except (A) for changes resulting from the transactions contemplated in the Purchase Agreement and (B) as set forth in the Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit B.
               (iii) The conditions to closing set forth in Section 4 of the Purchase Agreement and in Section 5 hereof have been satisfied, provided that the conditions set forth in Section 4.1 of the Purchase Agreement shall include references to changes in the Company’s representations and warranties and the Company’s status, respectively, as set forth herein and in the Exhibits attached hereto, and resulting from the consummation of the transactions contemplated by the Purchase Agreement.
          3.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company shall consist of:
               (i)                      shares of Preferred Stock, of which (i)                      shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (ii)                      shares have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (iii)                      shares have been designated Series C Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (iv)                      shares have been designated Series D Preferred Stock, of which

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shares are issued and outstanding immediately prior to the Closing and (v)                      shares have been designated Series E Preferred Stock,                      of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.
               (ii)                      shares of Common Stock,                      shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.
               (iii) The Company has reserved                      shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1998 Stock Option Plan duly adopted by the Board of Directors and approved by the Company’s shareholders (the “Stock Plan”). Of such reserved shares of Common Stock,                      shares have been issued pursuant to restricted stock purchase agreements, options to purchase                      shares have been granted and are currently outstanding, and                      shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has terminated its 1994 Stock Option Plan and all options granted thereunder.
               (iv) Except for outstanding options issued pursuant to the Stock Plan, options to purchase                      shares of Common Stock issued pursuant to Stock Option Agreements outside the Stock Plan, warrants to purchase                      shares of Common Stock,                      shares of Common Stock issuable for assumed options originally issued by nura, inc. under nura, inc.’s 2003 Stock Option Plan,                      shares of Common Stock and                      shares of Series E Preferred Stock issuable for assumed warrants originally issued by nura, inc. to Oxford Finance, a warrant to purchase                      shares of Series D Preferred Stock, certain rights of first offer set forth in the Investors’ Rights Agreement (as defined in the Purchase Agreement) and potential obligations on the part of the Company to issue warrants to purchase shares of Series E Preferred Stock at the Closing and any subsequent Closing(s) (as defined in the Purchase Agreement), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.
     4. Representations and Warranties of Additional Purchasers. Each Additional Purchaser acknowledges that such Additional Purchaser has reviewed the representations and warranties set forth in Section 3 of the Purchase Agreement and agrees with the Company that such representations and warranties, which are incorporated herein by this reference and made a part hereof, are true and correct as of the date hereof as they relate to such Additional Purchaser’s purchase of the Additional Shares hereunder.

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     5. Conditions to Additional Purchasers’ Obligations at Closing. The obligation of each Additional Purchaser to purchase the Additional Shares at the Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction at or prior to the Closing of the following conditions:
          5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the date of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Addendum; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing.
          5.2 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Addendum.
     6. Conditions to Company’s Obligations at Closing. The obligations of the Company under Sections 1.1 and 1.2 of this Addendum are subject to the fulfillment at or before the Closing of each of the following conditions:
          6.1 Representations and Warranties. The representations and warranties of each Additional Purchaser contained in Section 4 hereof shall be true at the Closing.
          6.2 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for the Additional Purchasers to become parties to the Investors’ Rights Agreement and for the consummation of the transactions contemplated by this Addendum.
     7. Miscellaneous.
          7.1 Incorporation by Reference. The provisions set forth in Section 7 of the Purchase Agreement are incorporated herein by this reference and made a part hereof.
          7.2 Notices. Any notice required or permitted by this Addendum shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Craig Sherman, Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104.
          7.3 Counterparts. This Addendum may be executed in any number of counterparts, each of which may be executed by less than all of the Additional Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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          7.4 Advice of Counsel. Each Purchaser acknowledge that, in executing this Addendum, such party has had the opportunity to seek the advice of independent legal counsel, and either has received such advice or has elected not to do so, and in either case, has read and understood all of the terms and provisions of this Addendum. This Addendum shall not be construed against any party by reason of the drafting or preparation hereof.

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     The parties hereto have executed this Twelfth Addendum as of the date first set forth above.

OMEROS CORPORATION
By:
Gregory A. Demopulos, M.D.
Chairman of the Board, President and Chief Executive Officer

Address:	1420 Fifth Avenue
Suite 2600
Seattle, WA 98101

Fax: (206) 264-7856

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SIGNATURE PAGE TO OMEROS CORPORATION
TWELFTH ADDENDUM TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT

ADDITIONAL PURCHASERS:

By:

Name:

(print)

Title:

(if appropriate)

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION
TWELFTH ADDENDUM TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT C
OMEROS CORPORATION
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
October 15, 2004

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		Page
4.11	Arbitration	19
4.12	Termination and Supersession	20

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-ii-

OMEROS CORPORATION
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
     This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of the 15th day of October, 2004 by and among Omeros Corporation, a Washington corporation (the “Company”), the investors listed on Exhibit A hereto (the “Series E Investors”), H. Raymond Cairncross, Gregory A. Demopulos, M.D., George Kargianis, and Pamela Pierce Palmer, M.D., Ph.D., each of whom is herein referred to as a “Founder,” the holders of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) listed on Exhibit B hereto (the “Series A Investors”), the holders of Series B Preferred Stock of the Company (the “Series B Preferred Stock”) listed on Exhibit C hereto (the “Series B Investors”), the holders of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) listed on Exhibit D hereto (the “Series C Investors”), the holders of the Series D Preferred Stock of the Company (the “Series D Preferred Stock”) listed on Exhibit E hereto (the “Series D Investors,” and together with the Series A Investors, the Series B Investors, the Series C Investors and the Series E Investors, the “Investors”), and the holders of Common Stock of the Company (the “Common Stock”) listed on Exhibit F hereto (the “Common Shareholders”).
RECITALS
     The Company, the Founders, the Common Shareholders and the Investors are parties to the Amended and Restated Investors’ Rights Agreement dated as of March 16, 2004, as amended on March 19, 2004 (the “Prior Agreement”). The Company issued and sold to the Series E Investors shares of its Series E Preferred Stock pursuant to the Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated March 16, 2004 and Addendum Agreements thereto. A condition to the Series E Investors’ obligations under the Purchase Agreement and the Addendum Agreements thereto was that the Company, the Founders, the Common Shareholders and the Investors enter into the Prior Agreement in order to provide the Investors with (i) certain rights to register shares of Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, (iii) a right of first offer with respect to certain issuances by the Company of its securities and (iv) a right of first refusal upon proposed sales of the Company’s securities held by the Investors and the Common Shareholders. The Company, the Investors, the Founders and the Common Shareholders each desire to amend and restate the Prior Agreement in its entirety as set forth herein in order to, among other things, provide certain of such rights to additional Investors.
AGREEMENT
     The parties hereby agree as follows:
     1. Registration Rights. The Company and the Investors covenant and agree as follows:
          1.1 Definitions. For purposes of this Section 1:

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               (a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;
               (b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock, (ii) the shares of Common Stock issued to the Founders (the “Founders’ Stock”), provided, however, that for the purposes of Section 1.2, 1.4 and 1.13 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;
               (c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;
               (e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;
               (f) The term “SEC” means the Securities and Exchange Commission; and
               (g) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, which results in aggregate gross proceeds to the Company of at least $10,000,000.
          1.2 Request for Registration.
               (a) If the Company shall receive at any time after the earlier of (i) three (3) years after the Closing (as defined in the Purchase Agreement) or (ii) six (6) months

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after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate gross offering price in excess of $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.3.
               (b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

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                    (i) After the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;
                    (ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.
          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
          1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if

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any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.
               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in

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connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances, such obligation to continue for so long as the Company is obligated to maintain the effectiveness of such registration statement.
               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
          1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the

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Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.
          1.7 Expenses of Registration.
               (a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
               (b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
               (c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, but not including any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company.
          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such

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quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), but in no event shall (i) any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering, (ii) the amount of securities of the selling Holders of Preferred Stock included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case (except as provided in (i) above) the selling shareholders may be excluded entirely if the underwriters make the determination described above and no other shareholder’s securities are included or (iii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.
          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein,

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or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter, controlling person or other aforementioned person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified

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party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to

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utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder; (ii) is a Holder’s family member or trust for the benefit of an individual Holder; or (iii) after such assignment or transfer, holds at least 200,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.
          1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities (except as otherwise provided in Section 4.2 hereof), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand for registration of such securities.

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          1.14 “Market Stand-Off” Agreement. Each Holder, Founder, Investor and Common Shareholder (collectively, the “Shareholders”) hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and
               (b) all officers and directors of the Company, all one-percent or greater securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Shareholder agrees that, if so requested, such Shareholder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.
          Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.
          1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a consecutive three (3)-month period without registration.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Holder of at least 200,000 shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):
               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable

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detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and
               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a quarterly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
          2.2 Inspection. The Company shall permit each Holder of at least 200,000 shares of Registrable Securities (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a “Major Investor” shall mean any person who holds at least 200,000 shares of Series B, Series C, Series D and/or Series E Preferred Stock (or Common Stock issued upon conversion of such shares of Series B, Series C, Series D and/or Series E Preferred Stock), as adjusted for stock dividends, stock splits, reclassifications and the like. For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor that chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (for purposes of this Section 2.3, the “Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
               (b) Within 15 calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up

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to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible securities, warrants or options). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities, warrants or options).
               (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
               (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, consultants and directors, vendors or others with whom the Company conducts business pursuant to a stock option plan or restricted stock plan approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or similar transaction, the terms of which are approved by the Board of Directors of the Company, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, or that are for other than primarily equity financing purposes, (vi) to the issuance or sale of the Series E Preferred Stock or warrants to purchase the Series E Preferred Stock, (vii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company, or (viii) to the issuance of securities in connection with a transaction approved by the Board of Directors of the Company to an entity as a component of a business relationship with such entity also involving material manufacturing, marketing, distribution, product development and/or technology licensing arrangements. In addition to the foregoing, the right of first offer in this paragraph 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

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          2.4 Termination of Covenants.
               (a) The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the closing of a Qualified IPO, or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.
               (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a).
     3. Restrictions on Transfer.
          3.1 Notice of Sales; Right of First Refusal.
               (a) Should any Shareholder propose to accept one or more bona fide offers (collectively, a “Purchase Offer”) from any person(s) or entity(ies) to purchase any shares of the Company’s capital stock or portions thereof held by such Shareholder (for purposes of this Section 3, the “Shares”) (other than as set forth in Section 3.4 hereof), such Shareholder shall promptly deliver a notice (the “Notice”) to the Company stating the terms and conditions of such Purchase Offer including, without limitation, the number of shares of the Company’s capital stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Company shall then have the right, exercisable by notice to the selling Shareholder within thirty (30) days after receipt of the Notice (the “Initial Company Refusal Period”), to exercise a first right to purchase all or a portion of such Shares (the “Initial Company Right of First Refusal”) on the same terms and conditions as described in the Notice.
               (b) If the Company does not exercise the Initial Company Right of First Refusal in full and the sale of the Shares by such Shareholder has been approved by a two-thirds majority of the Board of Directors of the Company pursuant to Section 3.3 hereof, then promptly after the expiration of the Initial Company Refusal Period, the Company shall send a written notice, which notice shall include the Notice from the selling Shareholder (together the “Second Notice”), to each Investor stating that the Company has chosen not to exercise, in full or in part, the Initial Company Right of First Refusal. The Company shall then have the right, exercisable by notice to the selling Shareholder within thirty (30) days after the date of the Second Notice (the “Subsequent Company Refusal Period”), to exercise a first right to purchase all or a portion of such Shares (the “Subsequent Company Right of First Refusal”) on the same terms and conditions as described in the Notice. Each Investor shall have the secondary right, subject to the Subsequent Company Right of First Refusal, exercisable by notice to the selling Shareholder and to the Company within twenty (20) days after the Second Notice (the “Refusal Period”), to exercise a right to purchase such Shares not purchased by the Company (the “Right

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of First Refusal”) on the same terms and conditions as described in the Notice and on a pro rata basis, based upon the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor relative to the aggregate number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Investors; provided that if fewer than all Investors elect to participate, the Shares that would otherwise be allocated to non-participating Investors shall be allocated to each participating Investor in a manner such that each participating Investor is entitled to purchase at least such Investor’s pro rata portion of such unallocated or such different number of Shares as the participating Investors shall mutually agree. Upon expiration of the Subsequent Company Refusal Period, the Company will provide notice to all Investors as to whether or not the Subsequent Company Right of First Refusal has been exercised by the Company, and to the extent that it has not, as to whether or not the Right of First Refusal has been exercised by one or more of the Investors.
          3.2 Failure to Exercise. The failure by the Company or an Investor to exercise the rights under Section 3.1 or Section 3.3 to purchase any portion of Shares in a sale of Shares made by a Shareholder shall not affect the Company’s or such Investor’s rights to purchase any portion of Shares in subsequent sales of Shares by any Shareholder.
          3.3 No Transfers without Board Approval. Except for transfers to the Company pursuant to Section 3.1 and except as permitted pursuant to Section 3.4, no Shareholder may transfer any shares of capital stock of the Company (including without limitation to Investors pursuant to Section 3.1(b)) without first obtaining the written consent to such transfer from a two-thirds majority of the Company’s Board of Directors, such two-thirds majority in its good faith judgment, having determined that such transfer would not be detrimental to the interests of the Company and its shareholders. In addition, as a condition precedent to any such transfer, the transferee must agree in writing to be bound by the terms of this Section 3.3 as if such transferee were a Shareholder under this Section 3.3, and to be bound by all other provisions of this Agreement applicable to the transferor.
          3.4 Permitted Transactions. The provisions of Section 3.1 and Section 3.3 of this Agreement shall not pertain or apply to:
               (a) any pledge of the Company’s capital stock made by a Shareholder pursuant to a bona fide loan transaction which creates a mere security interest;
               (b) any bona fide gift;
               (c) any transfer to a Shareholder’s ancestors, descendants or spouse or to a trust for their benefit;
               (d) any sale or transfer of shares of Common Stock among the Shareholders;
               (e) any sale or transfer by a Shareholder of up to 5% of the total number of shares of Common Stock held by such Shareholder on the date of this Agreement in any twelve-month period; provided that the pledgee, transferee or donee (collectively, the

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“Permitted Transferees”) shall furnish the other Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Shareholders; or
               (f) any transfer by a Shareholder that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse.
          3.5 Prohibited Transfers. Any attempt by a Shareholder to transfer shares of the Company in violation of Section 3 hereof shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a two-thirds majority of the Shareholders, voting as a single class on a fully diluted, as-converted basis, and the written consent of a two-thirds majority of the Board of Directors of the Company.
          3.6 Legended Certificates. Each certificate representing shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock and Common Stock now owned by the Shareholders or issued to any Permitted Transferee pursuant to Section 3.4 shall bear the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTIONS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     The foregoing legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 3.7.
          3.7 Termination. The obligations and restrictions contained in this Section 3 shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Shareholder in connection with any such event):
               (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;
               (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;
               (c) the consummation of a Qualified IPO; or
               (d) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or

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consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that this Section 3.7(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.
     4. Miscellaneous.
          4.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock; provided that if such amendment has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock. Notwithstanding the foregoing, subsequent Purchasers (as defined under the Purchase Agreement) of the Company’s Series E Preferred Stock under the Purchase Agreement or any Addendum Agreement thereto will be added as a party to this Agreement as an Investor without having to obtain the consents set forth above and shall be bound by and entitled to the terms, benefits and conditions herein by the execution and delivery of a signature page to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.
          4.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax with electronic confirmation received, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or Exhibits hereto or as subsequently modified by written notice.
          4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

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          4.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of laws.
          4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          4.8 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          4.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the entire understanding among the parties with regard to the subjects hereof and thereof.
          4.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
          4.11 Arbitration. The parties agree to attempt in good faith to negotiate a settlement of any and all controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement. If, after such good faith negotiation, the parties are not able to reach a settlement, any and all of such controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement shall be subject to binding arbitration. Such arbitration shall take place in Seattle, Washington and will be administered by the American Arbitration Association (“AAA”) in accordance with its Rules for the Resolution of Commercial Disputes. The parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The parties also agree that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law, provided that the prevailing party in any arbitration shall be entitled to its reasonable attorneys fees and costs. The decision of the arbitrator shall be in writing. Arbitration shall be the sole, exclusive and final remedy for any dispute under this Agreement and the decision of the arbitrator may be entered by a party in any court or forum, state or federal, being of competent jurisdiction. Accordingly, no party will be permitted to pursue court action regarding this Agreement except as expressly permitted in the preceding sentence. Notwithstanding the foregoing, each party retains the right to seek injunctive relief to prevent a

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breach, threatened breach or continuing breach of this Agreement that would cause irreparable injury to such party.
          4.12 Termination and Supersession. This Agreement replaces and supersedes the Prior Agreement, and the Prior Agreement is hereby terminated.
[Signature Page Follows]

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     The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

OMEROS CORPORATION

By:
Gregory A. Demopulos, M.D.
Chairman of the Board, President and
Chief Executive Officer

Address:	1420 Fifth Ave., Suite 2600
Seattle, WA 98101

Fax: (206) 264-7856

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES E INVESTOR:

(Investor)

By:

Name:

(print)

Title:

(if applicable)

Address :

Fax:

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOUNDERS:

H. Raymond Cairncross

Address:

Fax:

Gregory A. Demopulos, M.D.

Address:

Fax:

George Kargianis

Address:

Fax:

Pamela Pierce Palmer, M.D., Ph.D.

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES A INVESTOR:

(Investor)

By:

Name:

(print)

Title:

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES B INVESTOR:

(Investor)

By:

Name:

(print)

Title:

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES C INVESTOR:

(Investor)

By:

Name:

(print)

Title:

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES D INVESTOR:

(Investor)

By:

Name:

(print)
Title:

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

COMMON SHAREHOLDER:

(Common Shareholder)

By:

Name:

(print)

Title:

Address:

Fax:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT D
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement (this “Agreement”) is made as of                      ___, ___ by and between Omeros Corporation, a Washington corporation (the “Company”) and                      (“Indemnitee”).
RECITALS
     A. Indemnitee is an officer or director of the Company and in such capacity is performing valuable services for the Company.
     B. The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.
     C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.
     D. As of the date hereof, the Company has provisions for indemnification of its directors and officers in Article VIII of its Articles of Incorporation (the “Articles of Incorporation”) and Article VII of its Bylaws (the “Bylaws”) which provide for indemnification of the Company’s directors and officers to the fullest extent permitted by the Washington Business Corporation Act (the “Statute”).
     E. The Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.
     F. The Bylaws provide that the Company may maintain, at its expense, insurance to protect itself and any of its directors and officers against liability asserted against such persons incurred in such capacity whether or not the Company has the power to indemnify such persons against the same liability under Section 23B.08.510 or .520 of the Statute or a successor statute.
     G. In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.
AGREEMENT
     In consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee’s continued service as an officer and/or director, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows:
     1. Indemnity of Indemnitee

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          (a) Scope. The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company’s Articles of Incorporation, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee’s rights hereunder, shall be within the purview of Indemnitee’s rights and the Company’s obligations hereunder, and, to the extent that they would narrow Indemnitee’s rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights hereunder.
          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee’s official capacity or otherwise.
          (c) Additional Indemnity. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful (collectively, “Damages”).
          (d) Definition of Proceeding. For purposes of this Agreement, “Proceeding” shall mean any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively a “Related Company”), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, Proceeding shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company’s Board of Directors.
          (e) Determination of Entitlement. In the event that a determination of Indemnitee’s entitlement to indemnification is required pursuant to Section 23B.08.550 of the

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Statute or any successor thereto or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company’s receipt of Indemnitee’s initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company’s provision of indemnification and Company hereby agrees not to assert otherwise.
          (f) Survival. The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.
     2. Expense Advances
          (a) Generally. The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee’s expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding’s final disposition (such right is referred to hereinafter as an “Expense Advance”). Any Expense Advance to be made under this Agreement shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.
          (b) Conditions to Expense Advance. The Company’s obligation to provide an Expense Advance is subject to the following conditions:
               (i) Undertaking. If the Proceeding arose in connection with Indemnitee’s service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.
               (ii) Cooperation. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power.
               (iii) Affirmation. Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee’s good faith belief that any applicable standards of conduct have been met by Indemnitee.
     3. Procedures for Enforcement
          (a) Enforcement. In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within sixty (60) days (twenty

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(20) days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”).
          (b) Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:
               (i) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to continue as an officer and/or director, as the case may be, of the Company;
               (ii) Neither (A) the failure of the Company (including the Company’s Board of Directors, independent or special legal counsel or the Company’s shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (B) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and
               (iii) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.
          (c) Attorneys’ Fees and Expenses for Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee’s fees and expenses in bringing and pursuing the Enforcement Action (including attorneys’ fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity for such attorneys’ fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.
     4. Limitations on Indemnity; Mutual Acknowledgment
          (a) Limitation on Indemnity. No indemnity pursuant to this Agreement shall be provided by the Company:
               (i) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

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               (ii) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;
               (iii) On account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or the RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled; or
               (iv) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
          (b) Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     5. Notification and Defense of Claim
          (a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company’s ability to defend the Proceeding.
          (b) Defense of Claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:
               (i) The Company may participate therein at its own expense;
               (ii) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (A) the employment of counsel by Indemnitee has been authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (C) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

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The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (B) above;
               (iii) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;
               (iv) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; and
               (v) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.
          (c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 5(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
     6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     7. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
     8. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if

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Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.
     9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.
     10. Miscellaneous
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflict of law.
          (b) Entire Agreement, Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
          (d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (f) Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

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          (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

OMEROS CORPORATION

By:
[Name]
[Title]

Address:
AGREED TO AND ACCEPTED:

[Name]

(Signature)

Address:

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SIGNATURE PAGE TO OMEROS CORPORATION’S
INDEMNIFICATION AGREEMENT